Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 No. 333-281352, Form S-8 No. 333-273899, Form S-8 No. 333-242507, Form S-8 No. 333-233202, Form S-8 No. 333-218515 and Form S-8 No. 333-211873) pertaining to the Amended 2013 Stock Incentive Plan of SunOpta Inc.,

(2) Registration Statement (Form S-8 No. 333-191777) pertaining to the 2013 Stock Incentive Plan of SunOpta Inc.,

(3) Registration Statement (Form S-8 No. 333-161662) pertaining to the Employee Stock Purchase Plan of SunOpta Inc.,

(4) Registration Statement (Form S-3 No. 333-253840) of SunOpta Inc. and

(5) Registration Statement (Form S-3 No. 333-270313) of SunOpta Inc.;

of our reports dated February 26, 2025, with respect to the consolidated financial statements of SunOpta Inc. and the effectiveness of internal control over financial reporting of SunOpta Inc. included in this Annual Report (Form 10-K) of SunOpta Inc. for the year ended December 28, 2024.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 26, 2025